EXHIBIT 12.1

STANLEY, OKADA & PARTNERS                       Suite 400-889 West Pender Street
CHARTERED ACCOUNTANTS                               Vancouver, BC Canada V6C 3B2
                                                                TEL 604 694-6070
                                                                FAX 604 585-8377
                                                            info@staleyokada.com
                                                             www.staleyokada.com







CONSENT OF INDEPENDENT ACCOUNTANTS

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We hereby consent to the  incorporation in this  Registration  Statement of Form
20-F of our report dated February 12, 2004 relating to the financial statements of Amador Gold Corp. for the years ended October 31, 2003, 2002 and 2001. We also consent to the reference to us under the heading "Statements of Experts" in
Item 6 of this Registration Statement on Form 20-F.


                                                    /S/ STALEY, OKADA & PARTNERS




Vancouver, B.C., Canada                                 STALEY, OKADA & PARTNERS
May 27, 2004                                               CHARTERED ACCOUNTANTS

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